UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 24, 2011

HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686292

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 27, 2011, Highpower International, Inc. (the “Company”) issued a press release announcing the authorization of the implementation of a share repurchase plan described in Item 8.01 to this Current Report.   A copy of the June 27, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On June 24, 2011, the Company’s board of directors authorized the implementation of a share repurchase plan to repurchase up to $5.0 million outstanding shares of the Company’s common stock in open market purchases, with block trades being permitted, from time to time in the discretion of the Company’s management and as market conditions allow.  The timing of purchases and the exact number of shares to be purchased will depend upon market conditions. The repurchase program does not require the Company to acquire a specific number of shares, and the repurchase program may be limited or terminated at any time without prior notice.

The Company intends to effect the share repurchases in compliance with the Rule 10b-18 under the Exchange Act.  Stock repurchases may be made through a wholly-owned subsidiary of the Company.  The acquired shares will be retired and cancelled upon repurchase.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: June 30, 2011	/s/	Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated June 27, 2011.